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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

Dear Sirs
Telewest Communications plc
Consent of Independent Accountants

  We consent to the inclusion in this Registration Statement on Form S-3 of our name in the form and context in which it is included.

Robson Rhodes

London, England
29 June 1998